CUSTODY AGREEMENT

          AGREEMENT, dated as of February 5, 1997 by and between MANAGED INCOME SECURITIES PLUS FUND, INC. (the "Fund"), a corporation organized and existing under the laws of the State of Delaware, and CUSTODIAL TRUST COMPANY, a bank organized and existing under the laws of the State of New Jersey (the
     "Custodian").

          WHEREAS, the Fund desires that its securities, funds and other assets be held and administered by Custodian pursuant to this Agreement;

          WHEREAS, Custodian represents that it is a bank having the qualifications prescribed in the 1940 Act to act as custodian for management investment companies registered under the 1940 Act;

          NOW, THEREFORE, in consideration of the mutual agreements herein made, the Fund and Custodian hereby agree as follows:


                                 ARTICLE I
                                DEFINITIONS

          Whenever used in this Agreement, the following terms, unless the context otherwise requires, shall mean:

          1.1 "AUTHORIZED PERSON" means any person authorized by resolution of the Board of Directors to give Oral Instructions and Written Instructions on behalf of the Fund and identified, by name or by office, in Exhibit A hereto or any person designated to do so by an investment adviser of the Fund named by the Fund in Exhibit B hereto.

          1.2 "BOARD OF DIRECTORS" means the Board of Directors of the Fund or, when permitted under the 1940 Act, the Executive
     Committee thereof, if any.

          1.3 "BOOK-ENTRY SYSTEM" means a book-entry system maintained by a Federal Reserve Bank for securities of the United States government or of agencies or instrumentalities thereof (including government-sponsored enterprises).

          1.4 "BUSINESS DAY" means any day on which banks in the State of New Jersey and New York are open for business.

          1.5 "CUSTODY ACCOUNT" means the account in the name of the Fund, which is provided for in Section 3.2 below.

          1.6 "DOMESTIC SECURITIES DEPOSITORY" means The Depository Trust Company and any other clearing agency registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which acts as a securities depository.

          1.7 "ELIGIBLE DOMESTIC BANK" means a bank as defined in the 1940 Act.

          1.8 "ELIGIBLE FOREIGN ENTITY" means any banking institution, trust company or other entity organized under the laws of a country other than the United States which is eligible under the 1940 Act to act as a custodian for securities and other assets of the Fund held outside the United States.

          1.9 "FOREIGN SECURITIES DEPOSITORY" means a foreign securities depository or clearing agency as defined in the 1940 Act.

          1.10 "1940 ACT" means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          1.11 "ORAL INSTRUCTIONS" means instructions orally transmitted to and accepted by Custodian which are (a) reasonably believed by Custodian to have been given by an Authorized Person,
     (b) recorded and kept among the records of Custodian made in the ordinary course of business, and (c) completed in accordance with Custodian's requirements from time to time as to content of instructions and their manner and timeliness of delivery by the Fund.

          1.12 "PROPER INSTRUCTIONS" means Oral Instructions or
     Written Instructions. Proper Instructions may be continuing
     Written Instructions when deemed appropriate by the Fund and Custodian.

          1.13 "SECURITIES DEPOSITORY" means any Domestic Securities Depository or Foreign Securities Depository.

          1.14 "SHARES" means shares of the capital stock of the Fund, including any preferred stock.

          1.15 "WRITTEN INSTRUCTIONS" means written communications received by Custodian that are (a) reasonably believed by Custodian to have been signed or sent by an Authorized Person,
     (b) sent or transmitted by letter, facsimile, central processing unit connection, on-line terminal or magnetic tape, and (c) completed in accordance with Custodian's requirements from time to time as to content of instructions and their manner and timeliness of delivery by the Fund.


                                 ARTICLE II
                          APPOINTMENT OF CUSTODIAN

          2.1 APPOINTMENT. The Fund hereby appoints Custodian as custodian of all such securities, funds and other assets of the Fund as may be acceptable to Custodian and from time to time delivered to it by the Fund or others for the account of the Fund.

          2.2 ACCEPTANCE. Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.


                                ARTICLE III
               CUSTODY OF SECURITIES, FUNDS AND OTHER ASSETS

          3.1 SEGREGATION. All securities and non-cash property of the Fund in the possession of Custodian (other than securities maintained by Custodian with a sub-custodian appointed pursuant to this Agreement or in a Securities Depository or Book-Entry System) shall be physically segregated from other such securities and non-cash property in the possession of Custodian. All cash, securities and other non-cash property of the Fund shall be identified as belonging to the Fund.

          3.2 CUSTODY ACCOUNT. (a) Custodian shall open and maintain in its trust department a custody account in the name of the Fund, subject only to draft or order of Custodian, in which Custodian shall enter and carry all securities, funds and other assets of the Fund which are delivered to Custodian and accepted by it.

          (b) If Custodian at any time fails to receive any of the documents referred to in Section 3.10(a) below, then, until such time as it receives such document, it shall not be obligated to receive any securities of the Fund into the Custody Account and shall be entitled to return to the Fund any securities of the Fund that it is holding.

          3.3 SECURITIES IN PHYSICAL FORM. Custodian may, but shall not be obligated to, hold securities that may be held only in physical form.

          3.4 DISCLOSURE TO ISSUERS OF SECURITIES. Custodian is authorized to disclose the Fund's name, address and securities positions in the Custody Account to the issuers of such securities when requested by them to do so.

          3.5 APPOINTMENT OF DOMESTIC SUB-CUSTODIANS. In its discretion, Custodian may at any time and from time to time appoint, and at any time remove, any Eligible Domestic Bank as sub-custodian to hold securities and other assets of the Fund maintained in the United States and to carry out such other provisions of this Agreement as it may determine. The appointment of any such sub-custodian shall be at Custodian's expense and shall not relieve Custodian of any of its obligations or liabilities under this Agreement.

          3.6 APPOINTMENT OF FOREIGN SUB-CUSTODIANS. (a) At any time and from time to time, Custodian in its discretion may appoint in accordance with the 1940 Act (i) any overseas branch of any Eligible Domestic Bank, or (ii) any Eligible Foreign Entity, in each case as a foreign sub-custodian for securities and other assets of the Fund that are maintained outside the United States, provided, however, that any such appointment shall be subject to prior written approval by the Fund of (A) the agreement pursuant to which Custodian proposes to employ such overseas branch or Eligible Foreign Entity, and (B) in the case of any Eligible Foreign Entity, the country or countries in which such Foreign Eligible Entity is to be authorized to hold securities and other assets of the Fund.

          (b) Set forth on Exhibit D hereto are the foreign sub-custodians appointed pursuant to Section 3.6(a) above and the countries in which pursuant to Section 3.6(a) above they may hold securities and other assets of the Fund. Exhibit D shall be revised from time to time as foreign sub-custodians and countries are added or deleted.

          (c) The Fund shall inform Custodian sufficiently in advance of a proposed investment which is to be held in a country not listed in Exhibit D hereto to allow the Fund to consider and give the approvals required under Section 3.6(a) above and for Custodian to put appropriate arrangements in place with a foreign sub-custodian. If the Fund invests in a security or other asset to be held outside the United States before such approvals are given and such arrangements are put in place, then such security or other asset may be held by such agent as Custodian, in its discretion, may appoint.

          (d) Notwithstanding anything to the contrary in Section 6.1 below or elsewhere in this Agreement, Custodian shall have no greater liability to the Fund for the actions or omissions of any foreign sub-custodian appointed pursuant to this Agreement (or any agent appointed pursuant to Section 3.6(c) above) than any such foreign sub-custodian (or such agent) has to Custodian, and Custodian shall not be required to discharge any such liability which may be imposed on it unless and until such foreign sub-custodian (or agent) has effectively indemnified Custodian against it or has otherwise discharged its liability to Custodian in full.

          (e) Upon the request of the Fund, Custodian shall annually furnish to the Fund information concerning all foreign sub-custodians appointed pursuant to this Agreement which shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval by the Fund of the agreements pursuant to which Custodian employs such foreign sub-custodians or as otherwise required by the 1940 Act.

          3.7 APPOINTMENT OF OTHER AGENTS. Custodian may employ other suitable agents, which may include affiliates of Custodian such as Bear, Stearns & Co. Inc. ("Bear Stearns") or Bear, Stearns Securities Corp., both of which are securities broker-dealers, provided, however, that Custodian shall not employ Bear Stearns to hold any securities purchased by the Fund under any repurchase agreement between them, whether now or hereafter in effect. The appointment of any agent pursuant to this Section 3.7 shall not relieve Custodian of any of its obligations or liabilities under this Agreement.

          3.8 BANK ACCOUNTS. In its discretion and from time to time Custodian may open and maintain for the Fund one or more demand deposit accounts with any Eligible Domestic Bank (any such accounts to be in the name of Custodian and subject only to its draft or order), provided, however, that the opening and maintenance of any such account shall be at Custodian's expense and shall not relieve Custodian of any of its obligations or liabilities under this Agreement.

          3.9 DELIVERY OF ASSETS TO CUSTODIAN. Provided they are acceptable to Custodian, the Fund shall deliver to Custodian the Fund's securities, funds and other assets, including (a) payments of income, payments of principal and capital distributions received by the Fund with respect to securities, funds or other assets owned by the Fund at any time during the term of this Agreement, and (b) funds received by the Fund for its issuance, at any time during such term, of Shares or other securities. Custodian shall not be under any duty or obligation to require the Fund to deliver to it any securities or other assets owned by the Fund and shall have no responsibility or liability for or on account of securities or other assets not so delivered.

          3.10 DOMESTIC SECURITIES DEPOSITORIES AND BOOK-ENTRY SYSTEMS. Custodian and any sub-custodian appointed pursuant to
     Section 3.5 above may deposit and/or maintain securities of the Fund in a Domestic Securities Depository or in a Book-Entry System, subject to the following provisions:

          (a) Prior to a deposit of securities of the Fund in any Domestic Securities Depository or Book-Entry System, the Fund shall deliver to Custodian a resolution of the Board of Directors of the Fund, certified by an officer of the Fund, authorizing and instructing Custodian (and any sub-custodian appointed pursuant to Section 3.5 above) on an on-going basis to deposit in such Domestic Securities Depository or Book-Entry System all securities eligible for deposit therein and to make use of such Domestic Securities Depository or Book-Entry System to the extent possible and practical in connection with the performance of its obligations hereunder (or under the applicable sub-custody agreement in the case of such sub-custodian), including, without limitation, in connection with settlements of purchases and sales of securities, loans of securities, and deliveries and returns of collateral consisting of securities.

          (b) Securities of the Fund kept in a Book-Entry System or Domestic Securities Depository shall be kept in an account ("Depository Account") of Custodian (or of any sub-custodian appointed pursuant to Section 3.5 above) in such Book-Entry System or Domestic Securities Depository which includes only assets held by Custodian (or such sub-custodian) as a fiduciary, custodian or otherwise for customers.

          (c) The records of Custodian with respect to securities of the Fund maintained in a Book-Entry System or Domestic Securities Depository shall at all times identify such securities as belonging to the Fund.

          (d) If securities purchased by the Fund are to be held in a Book-Entry System or Domestic Securities Depository, Custodian (or any sub-custodian appointed pursuant to Section 3.5 above) shall pay for such securities upon (i) receipt of advice from the Book-Entry System or Domestic Securities Depository that such securities have been transferred to the Depository Account, and
     (ii) the making of an entry on the records of Custodian (or of such sub-custodian) to reflect such payment and transfer for the account of the Fund. If securities sold by the Fund are held in a Book-Entry System or Domestic Securities Depository, Custodian (or such sub-custodian) shall transfer such securities upon (A) receipt of advice from the Book-Entry System or Domestic Securities Depository that payment for such securities has been transferred to the Depository Account, and (B) the making of an entry on the records of Custodian (or of such sub-custodian) to reflect such transfer and payment for the account of the Fund.

          (e) Custodian shall provide the Fund with copies of any report obtained by Custodian (or by any sub-custodian appointed pursuant to Section 3.5 above) from a Book-Entry System or Domestic Securities Depository in which securities of the Fund are kept on the internal accounting controls and procedures for safeguarding securities deposited in such Book-Entry System or Domestic Securities Depository.

          (f) At its election, the Fund shall be subrogated to the rights of Custodian (or of any sub-custodian appointed pursuant to Section 3.5 above) with respect to any claim against a Book-Entry System or Domestic Securities Depository or any other person for any loss or damage to the Fund arising from the use of such Book-Entry System or Domestic Securities Depository, if and to the extent that the Fund has not been made whole for any such loss or damage.

          3.11 FOREIGN SECURITIES DEPOSITORIES. Custodian or any sub-custodian appointed pursuant to Section 3.6 above may maintain securities of the Fund in any Foreign Securities Depository in accordance with the 1940 Act. Set forth on Exhibit D hereto are the Foreign Securities Depositories that Custodian or any such sub-custodian are authorized in accordance with the 1940 Act to employ. Exhibit D shall be revised from time to time as Foreign Securities Depositories are added or deleted.

          3.12 RELATIONSHIP WITH SECURITIES DEPOSITORIES. No Book-Entry System, Securities Depository, or other securities depository or clearing agency (whether foreign or domestic) which it is or may become standard market practice to use for the comparison and settlement of trades in securities shall be an agent or sub-contractor of Custodian for purposes of Section 3.7 above or otherwise.

          3.13 PAYMENTS FROM CUSTODY ACCOUNT. Upon receipt of Proper Instructions but subject to its right to foreclose upon and liquidate collateral pledged to it pursuant to Section 7.3 below, Custodian shall make payments from the Custody Account, but only in the following cases, provided, first, that there are sufficient funds in the Custody Account to make such payments, whether belonging to the Fund or advanced to it by Custodian in its sole and absolute discretion as set forth in Section 3.19 below, and, second, that after the making of such payments, the Fund would not be in violation of any margin or other requirements agreed upon pursuant to Section 3.19 below:

          (a) For the purchase of securities for the Fund but only (i) in the case of securities (other than options on securities, futures contracts and options on futures contracts), against the delivery to Custodian (or any sub-custodian appointed pursuant to this Agreement) of such securities registered as provided in
     Section 3.21 below or in proper form for transfer or, if the purchase of such securities is effected through a Book-Entry System or Domestic Securities Depository, in accordance with the conditions set forth in Section 3.10 above, and (ii) in the case of options, futures contracts and options on futures contracts, against delivery to Custodian (or such sub-custodian) of evidence of title thereto in favor of the Fund, the Custodian, any such sub-custodian, or any nominee referred to in Section 3.21 below;

          (b) In connection with the conversion, exchange or surrender, as set forth in Section 3.14(f) below, of securities owned by the Fund;

          (c) For transfer in accordance with the provisions of any agreement among the Fund, Custodian and a securities broker-dealer, relating to compliance with rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions of the Fund;

          (d) For transfer in accordance with the provisions of any agreement among the Fund, Custodian and a futures commission merchant, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding margin or other deposits in connection with transactions of the Fund;

          (e) For the funding of any time deposit (whether certificated or not) or other interest-bearing account with any banking institution (including Custodian), provided that Custodian shall receive and retain such certificate, advice, receipt or other evidence of deposit (if any) as such banking institution may deliver with respect to any such deposit or account;

          (f) For the purchase from a banking or other financial institution of loan participations, but only if Custodian has in its possession a copy of the agreement between the Fund and such banking or other financial institution with respect to the purchase of such loan participations and provided that Custodian shall receive and retain such participation certificate or other evidence of participation (if any) as such banking or other financial institution may deliver with respect to any such loan participation;

          (g) For the purchase and/or sale of foreign currencies or of options to purchase and/or sell foreign currencies, for spot or future delivery, for the account of the Fund pursuant to contracts between the Fund and any banking or other financial institution (including Custodian, any sub-custodian appointed pursuant to this Agreement and any affiliate of Custodian);

          (h) For transfer to a securities broker-dealer as margin for a short sale of securities for the Fund, or as payment in lieu of dividends paid on securities sold short for the Fund;

          (i) To the Fund's dividend disbursing agent, for the payment as provided in Article IV below of (i) any dividends, capital gain distributions or other distributions declared on the Shares, and (ii) any payments due on or with respect to other securities issued by the Fund;

          (j) For the payment as provided in Article IV below of the redemption price of Shares;

          (k) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, and administration, investment advisory, accounting, auditing, transfer agent, custodian, trustee and legal fees, and other operating expenses of the Fund; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

          (l) For the payment of any amounts due pursuant to the terms of interest rate transactions entered into by the Fund, including but not limited to swaps, caps, floors and collars; and

          (m) For any other proper purpose, but only upon receipt of Proper Instructions, specifying the amount and purpose of such payment, certifying such purpose to be a proper purpose of the Fund, and naming the person or persons to whom such payment is to be made.

          3.14 DELIVERIES FROM CUSTODY ACCOUNT. Upon receipt of Proper Instructions but subject to its right to foreclose upon and liquidate collateral pledged to it pursuant to Section 7.3 below, Custodian shall release and deliver securities and other assets from the Custody Account, but only in the following cases, provided, first, that there are sufficient amounts and types of securities or other assets in the Custody Account to make such delivery, and, second, that after the making of such delivery, the Fund would not be in violation of any margin or other requirements agreed upon pursuant to Section 3.19 below:

          (a) Upon the sale of securities for the account of the Fund but, subject to Section 3.15 below, only against receipt of payment therefor or, if such sale is effected through a Book-Entry System or Domestic Securities Depository, in accordance with the provisions of Section 3.10 above;

          (b) To an offeror's depository agent in connection with tender or other similar offers for securities of the Fund;
     provided that, in any such case, the funds or other consideration for such securities is to be delivered to Custodian;

          (c) To the issuer thereof or its agent when such securities are called, redeemed or otherwise become payable, provided that in any such case the funds or other consideration for such securities is to be delivered to Custodian;

          (d) To the issuer thereof or its agent for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to Custodian;

          (e) To the securities broker through whom securities are being sold for the Fund, for examination in accordance with the "street delivery" custom;

          (f) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement, including surrender or receipt of underlying securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new securities and funds, if any, are to be delivered to Custodian;

          (g) In the case of warrants, rights or similar securities, to the issuer of such warrants, rights or similar securities, or its agent, upon the exercise thereof, provided that, in any such case, the new securities and funds, if any, are to be delivered to Custodian;

          (h) To the borrower thereof, or its agent, in connection with any loans of such securities for the Fund pursuant to any securities loan agreement entered into by the Fund, but only against receipt by Custodian of such collateral as is required under such securities loan agreement;

          (i) To any lender, or its agent, as collateral for any borrowings from such lender by the Fund that require a pledge of assets of the Fund, but only against receipt by Custodian of the amounts borrowed;

          (j) Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund or the Fund;

          (k) For delivery in accordance with the provisions of any agreement among the Fund, Custodian and a securities broker-dealer, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions of the Fund;

          (l) For delivery in accordance with the provisions of any agreement among the Fund, Custodian, and a futures commission merchant, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding margin or other deposits in connection with transactions of the Fund;

          (m) For delivery to a securities broker-dealer as margin for a short sale of securities for the Fund;

          (n) To the issuer of American Depositary Receipts or International Depositary Receipts (hereinafter, collectively, "ADRs") for such securities, or its agent, against a written receipt therefor adequately describing such securities, provided that such securities are delivered together with instructions to issue ADRs in the name of Custodian or its nominee and to deliver such ADRs to Custodian;

          (o) In the case of ADRs, to the issuer thereof, or its agent, against a written receipt therefor adequately describing such ADRs, provided that such ADRs are delivered together with instructions to deliver the securities underlying such ADRs to Custodian or an agent of Custodian; or

          (p) To the Fund's counterparty, or such counterparty's agent, as collateral pursuant to the terms of interest rate transactions entered into by the Fund, including but not limited to swaps, caps, floors and collars; and

          (q) For any other proper purpose, but only upon receipt of Proper Instructions, specifying the securities or other assets to be delivered, setting forth the purpose for which such delivery is to be made, certifying such purpose to be a proper purpose of the Fund, and naming the person or persons to whom delivery of such securities or other assets is to be made.

          3.15 DELIVERY PRIOR TO FINAL PAYMENT. When instructed by the Fund to deliver securities against payment, Custodian shall be entitled, but only if in accordance with generally accepted market practice, to deliver such securities prior to actual receipt of final payment therefor and, exclusively in the case of securities in physical form, prior to receipt of payment therefor. In any such case, the Fund shall bear the risk that final payment for such securities may not be made or that such securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and Custodian shall have no liability for any of the foregoing.

          3.16 CREDIT PRIOR TO FINAL PAYMENT. In its sole discretion and from time to time, Custodian may credit the Custody Account, prior to actual receipt of final payment thereof, with (a) proceeds from the sale of securities which it has been instructed to deliver against payment, (b) proceeds from the redemption of securities or other assets in the Custody Account, and (c) income from securities, funds or other assets in the Custody Account. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. Custodian may, in its sole discretion and from time to time, permit the Fund to use funds so credited to the Custody Account in anticipation of actual receipt of final payment. Any funds so used shall constitute an advance subject to Section 3.19 below.

          3.17 DEFINITION OF FINAL PAYMENT. For purposes of this Agreement, "final payment" means payment in funds which are (or have become) immediately available, under applicable law are irreversible, and are not subject to any security interest, levy, lien or other encumbrance.

          3.18 PAYMENTS AND DELIVERIES OUTSIDE UNITED STATES. Notwith-standing anything to the contrary that may be required by Section
     3.13 or Section 3.14 above, or elsewhere in this Agreement, in the case of securities and other assets maintained outside the United States and in the case of payments made outside the United States, Custodian and any sub-custodian appointed pursuant to this Agreement may receive and deliver such securities or other assets, and may make such payments, in accordance with the laws, regulations, customs, procedures and practices applicable in the relevant local market outside the United States.

          3.19 CLEARING CREDIT. Custodian may, in its sole discretion and from time to time, advance funds to the Fund to facilitate the settlement of the Fund's transactions in the Custody Account. Any such advance (a) shall be repayable immediately upon demand made by Custodian, (b) shall be fully secured as provided in
     Section 7.3 below, and (c) shall bear interest at such rate, and be subject to such other terms and conditions, as Custodian and the Fund may agree.

          3.20 ACTIONS NOT REQUIRING PROPER INSTRUCTIONS. Unless otherwise instructed by the Fund, Custodian shall with respect to all securities and other assets held for the Fund:

          (a) Subject to Section 6.4 below, receive into the Custody Account any funds or other property, including payments of principal, interest and dividends, due and payable on or on account of such securities and other assets;

          (b) Deliver securities of the Fund to the issuers of such securities or their agents for the transfer thereof into the name of the Fund, Custodian or any of the nominees referred to in
     Section 3.21 below;

          (c) Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments;

          (d) Surrender interim receipts or securities in temporary form for securities in definitive form;

          (e) Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws of the United States, or the laws or regulations of any other taxing authority, in connection with the transfer of such securities or other assets or the receipt of income or other payments with respect thereto;

          (f) Receive and hold for the Fund all rights and similar securities issued with respect to such securities or other assets;

          (g) As may be required in the execution of Proper
     Instructions, transfer funds from the Custody Account to any demand deposit account maintained by Custodian pursuant to
     Section 3.8 above; and

          (h) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase and transfer of, and other dealings in, such securities and other assets.

          3.21 REGISTRATION AND TRANSFER OF SECURITIES. All securities held for the Fund that are issuable only in bearer form shall be held by Custodian in that form, provided that any such securities shall be held in a Securities Depository or Book-Entry System if eligible therefor. All other securities and all other assets held for the Fund may be registered in the name of (a) Custodian as agent, (b) any sub-custodian appointed pursuant to this Agreement, (c) any Securities Depository, or (d) any nominee or agent of any of them. The Fund shall furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register as in this
     Section 3.21 provided, any securities or other assets delivered to Custodian which are registered in the name of the Fund.

          3.22 RECORDS. (a) Custodian shall maintain complete and accurate records with respect to securities, funds and other assets held for the Fund, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of securities and all receipts and disbursements of funds; (ii) ledgers (or other records) reflecting (A) securities in transfer, if any, (B) securities in physical possession, (C) monies and securities borrowed and monies and securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest accrued; and (iii) cancelled checks and bank records related thereto. Custodian shall keep such other books and records with respect to securities, funds and other assets of the Fund which are held hereunder as the Fund may reasonably request.

          (b) All such books and records maintained by Custodian shall
     (i) be maintained in a form acceptable to the Fund and in compliance with rules and regulations of the Securities and Exchange Commission, (ii) be the property of the Fund and at all times during the regular business hours of Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Fund and employees or agents of the Securities and Exchange Commission, and (iii) if required to be maintained under the 1940 Act, be preserved for the periods prescribed therein.

          3.23 ACCOUNT REPORTS BY CUSTODIAN. Custodian shall furnish the Fund with a daily activity statement, including a summary of all transfers to or from the Custody Account (in the case of securities and other assets maintained in the United States, on the day following such transfers). At least monthly and from time to time, Custodian shall furnish the Fund with a detailed statement of the securities, funds and other assets held for the Fund under this Agreement.

          3.24 OTHER REPORTS BY CUSTODIAN. Custodian shall provide the Fund with such reports as the Fund may reasonably request from time to time on the internal accounting controls and procedures for safeguarding securities which are employed by Custodian or any sub-custodian appointed pursuant to this Agreement.

          3.25 PROXIES AND OTHER MATERIALS. (a) Unless otherwise instructed by the Fund, Custodian shall promptly deliver to the Fund all notices of meetings, proxies and proxy materials which it receives regarding securities held in the Custody Account. Before delivering them to the Fund, Custodian shall cause all proxies relating to such securities which are not registered in the name of the Fund to be promptly executed by the registered holder of such securities, without indication of the manner in which such proxies are to be voted. Unless otherwise instructed by the Fund, neither Custodian nor any of its agents shall exercise any voting rights with respect to securities held hereunder.

          (b) Unless otherwise instructed by the Fund, Custodian shall promptly transmit to the Fund all other written information received by Custodian from issuers of securities held in the Custody Account. With respect to tender or exchange offers for such securities, Custodian shall promptly transmit to the Fund all written information received by Custodian from the issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Fund shall notify Custodian (i) in the case of securities maintained outside the United States, such number of Business Days prior to the date on which Custodian is to take such action as will allow Custodian to take such action in the relevant local market for such securities in a timely fashion, and (ii) in the case of all other securities, at least five Business Days prior to the date on which Custodian is to take such action.

          3.26 CO-OPERATION. Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Fund to keep the books of account of the Fund and/or to compute the value of the assets of the Fund.


                                 ARTICLE IV
                        REDEMPTION OF FUND SHARES;
                    DIVIDENDS AND OTHER DISTRIBUTIONS

          4.1 TRANSFER OF FUNDS. From such funds as may be available for the purpose in the Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares or to pay dividends or other distributions to holders of Shares or to make payments due on or with respect to other securities issued by the Fund, Custodian shall transfer to the Fund's dividend disbursing agent each amount specified in such Proper Instructions.

          4.2 SOLE DUTY OF CUSTODIAN. Custodian's sole obligation with respect to the redemption of Shares, the payment of dividends and other distributions thereon and the payment of amounts due on or with respect to other securities issued by the Fund shall be its obligation set forth in Section 4.1 above, and Custodian shall not be required to make any payments to the various holders from time to time of Shares or of such other securities nor shall Custodian be responsible for the payment or distribution by the Fund, or the Fund's dividend disbursing agent, of any amount paid by Custodian to the account of the Fund or such agent in accordance with such Proper Instructions.


                                 ARTICLE V
                            SEGREGATED ACCOUNTS

          Upon receipt of Proper Instructions to do so, Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred funds and/or securities, including securities maintained in a Securities Depository:

          (a) in accordance with the provisions of any agreement among the Fund, Custodian and a securities broker-dealer (or any futures commission merchant), relating to compliance with the rules of The Options Clearing Corporation or of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions of the Fund,

          (b) for purposes of segregating funds or securities in connection (i) with securities options purchased or written by the Fund or in connection with financial futures contracts (or options thereon) purchased or sold by the Fund, or (ii) interest rate transactions entered into by the Fund,

          (c) which constitute collateral for loans of securities made by the Fund,

          (d) for purposes of compliance by the Fund with requirements under the 1940 Act for the maintenance of segregated accounts by registered management investment companies in connection with reverse repurchase agreements, when-issued, delayed delivery and firm commitment transactions, and short sales of securities, and

          (e) for other proper purposes, but only upon receipt of Proper Instructions, specifying the purpose or purposes of such segregated account and certifying such purposes to be proper purposes of the Fund.


                                 ARTICLE VI
                          CONCERNING THE CUSTODIAN

          6.1 STANDARD OF CARE. Custodian shall be held to the exercise of reasonable care in carrying out its obligations under this Agreement, and shall be without liability to the Fund or the Fund for any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim which does not arise from willful misfeasance, bad faith or negligence on the part of Custodian. Custodian shall be entitled to rely on and may act upon advice of counsel in all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. In no event shall Custodian be liable for special, incidental or consequential damages, even if Custodian has been advised of the possibility of such damages, or be liable in any manner whatsoever for any action taken or omitted upon instructions from the Fund or any agent of the Fund.

          6.2 ACTUAL COLLECTION REQUIRED. Custodian shall not be liable for, or considered to be the custodian of, any funds belonging to the Fund or any money represented by a check, draft or other instrument for the payment of money, until Custodian or its agents actually receive such funds or collect on such instrument.

          6.3 NO RESPONSIBILITY FOR TITLE, ETC. So long as and to the extent that it is in the exercise of reasonable care, Custodian shall not be responsible for the title, validity or genuineness of any assets or evidence of title thereto received or delivered by it or its agents.

          6.4 LIMITATION ON DUTY TO COLLECT. Custodian shall promptly notify the Fund whenever any money or property due and payable from or on account of any securities or other assets held hereunder for the Fund is not timely received by it. Custodian shall not, however, be required to enforce collection, by legal means or otherwise, of any such money or other property not paid when due, but shall receive the proceeds of such collections as may be effected by it or its agents in the ordinary course of Custodian's custody and safekeeping business or of the custody and safekeeping business of such agents.

          6.5 EXPRESS DUTIES ONLY. Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against Custodian. Custodian shall have no discretion whatsoever with respect to the management, disposition or investment of the Custody Account and is not a fiduciary to the Fund or the Fund. In particular, Custodian shall not be under any obligation at any time to monitor or to take any other action with respect to compliance by the Fund or the Fund with the 1940 Act, the provisions of the Fund's charter documents or by-laws, or the Fund's investment objectives, policies and limitations as in effect from time to time.


                                ARTICLE VII
                              INDEMNIFICATION

          7.1 INDEMNIFICATION. The Fund shall indemnify and hold harmless Custodian, any sub-custodian appointed pursuant to this Agreement and any nominee of any of them, from and against any loss, damages, cost, expense (including attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, the Securities Exchange Act of 1934, the 1940 Act, and any federal, state or foreign securities and/or banking laws) or claim arising directly or indirectly (a) from the fact that securities or other assets in the Custody Account are registered in the name of any such nominee, or (b) from any action or inaction by Custodian or such sub-custodian or nominee (i) at the request or direction of or in reliance on the advice of the Fund or any of its agents, or
     (ii) upon Proper Instructions, or (c) generally, from the performance of its obligations under this Agreement, provided that Custodian, any such sub-custodian or any nominee of any of them shall not be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from willful misfeasance, bad faith or negligence on the part of Custodian or any such sub-custodian or nominee.

          7.2 INDEMNITY TO BE PROVIDED. If the Fund requests Custodian to take any action with respect to securities or other assets of the Fund, which may, in the opinion of Custodian, result in Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, Custodian shall not be required to take such action until the Fund shall have provided indemnity therefor to Custodian in an amount and form satisfactory to Custodian.

          7.3 SECURITY. As security for the payment of any present or future obligation or liability of any kind which the Fund may have to Custodian with respect to or in connection with the Custody Account or this Agreement, the Fund hereby pledges to Custodian all securities, funds and other assets of every kind which are in the Custody Account or otherwise held for the Fund pursuant to this Agreement, and hereby grants to Custodian a lien, right of set-off and continuing security interest in such securities, funds and other assets.


                                ARTICLE VIII
                               FORCE MAJEURE

          Custodian shall not be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; actions by any governmental authority, de jure or de facto; or inability to obtain labor, material, equipment or transportation.


                                 ARTICLE IX
                       REPRESENTATIONS AND WARRANTIES

          9.1 REPRESENTATIONS OF THE FUND. The Fund represents and warrants that (a) it has all necessary power and authority to perform its obligations hereunder, (b) the execution and delivery by it of this Agreement, and the performance by it of its obligations hereunder, have been duly authorized by all necessary action and will not violate any law, regulation, charter, by-law, or other instrument, restriction or provision applicable to it or by which it, or its assets, may be bound, and (c) this Agreement constitutes a legal, valid and binding obligation of the Fund, enforceable against it in accordance with its terms.

          9.2 REPRESENTATIONS OF CUSTODIAN. Custodian represents and warrants that (a) it has all necessary power and authority to perform its obligations hereunder, (b) the execution and delivery by it of this Agreement, and the performance by it of its obligations hereunder, have been duly authorized by all necessary action and will not violate any law, regulation, charter, by-law, or other instrument, restriction or provision applicable to it or by which it or its assets may be bound, and (c) this Agreement constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.


                                 ARTICLE X
                         COMPENSATION OF CUSTODIAN

          The Fund shall pay Custodian such fees and charges as are set forth in Exhibit C hereto, as such Exhibit C may from time to time be revised by Custodian upon 14 days' prior written notice to the Fund. Any annual fee payable by the Fund shall be calculated on the basis of the total market value of the assets in the Custody Account as determined on the last Business Day of the month for which such fee is charged; and such fee, and any transaction charges payable by the Fund, shall be paid monthly by automatic deduction from the Custody Account. Out-of-pocket expenses incurred by Custodian in the performance of its services hereunder, and all other proper charges and disbursements of the Custody Account, shall be charged to the Custody Account by Custodian and paid therefrom.


                                 ARTICLE XI
                                   TAXES

          11.1 TAXES PAYABLE BY THE FUND. Any and all taxes, including any interest and penalties with respect thereto, which may be levied or assessed under present or future laws or in respect of the Custody Account or any income thereof shall be charged to the Custody Account by Custodian and paid therefrom.

          11.2 TAX RECLAIMS. Upon the written request of the Fund, Custodian shall exercise, on behalf of the Fund, any tax reclaim rights of the Fund which arise in connection with foreign securities in the Custody Account.


                                ARTICLE XII
                        AUTHORIZED PERSONS; NOTICES

          12.1 AUTHORIZED PERSONS. Custodian may rely upon and act in accordance with any notice, confirmation, instruction or other communication received by it from the Fund which is reasonably believed by Custodian to have been given or signed on behalf of the Fund by one of the Authorized Persons designated by the Fund in Exhibit A hereto, as it may from time to time be revised. The Fund may revise Exhibit A hereto at any time by notice in writing to Custodian given in accordance with Section 12.4 below, but no revision of Exhibit A hereto shall be effective until Custodian actually receives such notice.

          12.2 INVESTMENT ADVISERS. Custodian may also act in accordance with any Written or Oral Instructions which are reasonably believed by Custodian to have been given or signed by one of the persons designated from time to time by any of the investment advisers of the Fund specified in Exhibit B hereto (if any) as it may from time to time be revised. The Fund may revise Exhibit B hereto at any time by notice in writing to Custodian given in accordance with Section 12.4 below, and each investment adviser specified in Exhibit B hereto (if any) may at any time by like notice designate an Authorized Person or remove an Authorized Person previously designated by it, but no revision of Exhibit B hereto (if any) and no designation or removal by such investment adviser shall be effective until Custodian actually receives such notice.

          12.3 ORAL INSTRUCTIONS. Custodian may rely upon and act in accordance with Oral Instructions. All Oral Instructions shall be confirmed to Custodian in Written Instructions. However, if Written Instructions confirming Oral Instructions are not received by Custodian prior to a transaction, it shall in no way affect the validity of the transaction authorized by such Oral Instructions or the authorization given by an Authorized Person to effect such transaction. Custodian shall incur no liability to the Fund or the Fund in acting upon Oral Instructions. To the extent such Oral Instructions vary from any confirming Written Instructions, Custodian shall advise the Fund of such variance but unless confirming Written Instructions are timely received, such Oral Instructions shall govern.

          12.4 ADDRESSES FOR NOTICES. Unless otherwise specified herein, all demands, notices, instructions, and other communications to be given hereunder shall be sent, delivered or given to the recipient at the address, or the relevant telephone number, set forth after its name hereinbelow:

                IF TO THE FUND:

                Managed Income Securities Plus Fund, Inc.
                245 Park Avenue
                New York, NY 10167
                Attention:  Frank J. Maresca
                Telephone: (212) 272-2093
                Facsimile: (212) 272-3098

                IF TO CUSTODIAN:

                Custodial Trust Company
                101 Carnegie Center
                Princeton, New Jersey 08540-6231
                Attention: Vice President - Trust Operations
                Telephone: (609) 951-2320
                Facsimile: (609) 951-2327

     or at such other address as either party hereto shall have provided to the other by notice given in accordance with this
     Section 12.4. Writing shall include transmissions by or through teletype, facsimile, central processing unit connection, on-line terminal and magnetic tape.

          12.5 REMOTE CLEARANCE. Written Instructions for the receipt, delivery or transfer of securities may include, and Custodian shall accept, Remote Clearance Instructions (as defined hereinbelow) and Bulk Input Instructions (as defined hereinbelow), provided that such Instructions are given in accordance with the procedures prescribed by Custodian from time to time as to content of instructions and their manner and timeliness of delivery by Customer. Custodian shall be entitled to conclusively assume that all Remote Clearance Instructions and Bulk Input Instructions have been given by an Authorized Person, and Custodian is hereby irrevocably authorized to act in accordance therewith. For purposes of this Agreement, "Remote Clearance Instructions" means instructions that are input directly via a remote terminal which is located on the premises of the Fund, or of an investment adviser named in Exhibit B hereto, and linked to Custodian; and "Bulk Input Instructions" means instructions that are input by bulk input computer tape delivered to Custodian by messenger or transmitted to it via such transmission mechanism as the Fund and Custodian shall from time to time agree upon.


                                ARTICLE XIII
                                TERMINATION

          Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than sixty (60) days after the date of the giving of such notice. Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on that date (a) deliver directly to the successor custodian or its agents all securities (other than securities held in a Book-Entry System or Securities Depository) and other assets then owned by the Fund and held by Custodian as custodian, and (b) transfer any securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Fund, provided that the Fund shall have paid to Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled.


                                  ARTICLE XIV
                                 MISCELLANEOUS

          14.1 BUSINESS DAYS. Nothing contained in this Agreement shall require Custodian to perform any function or duty on a day other than a Business Day.

          14.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof.

          14.3 REFERENCES TO CUSTODIAN. The Fund shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus or statement of additional information for the Fund and such other printed matter as merely identifies Custodian as custodian for the Fund. The Fund shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

          14.4 NO WAIVER. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

          14.5 AMENDMENTS. This Agreement cannot be changed orally and no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

          14.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

          14.7 SEVERABILITY. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

          14.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party hereto without the written consent of the other party. Any purported assignment in violation of this Section 14.8 shall be void.

          14.9 JURISDICTION. Any suit, action or proceeding with respect to this Agreement may be brought in the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, and the parties hereto hereby submit to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding, and hereby waive for such purpose any other preferential jurisdiction by reason of their present or future domicile or otherwise.

          14.10 HEADINGS. The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its representative thereunto duly authorized, all as of the day and year first above written.

     MANAGED INCOME SECURITIES               CUSTODIAL TRUST COMPANY
     PLUS FUND, INC.

     By:  /s/ Frank J. Maresca               By:  /s/ Ronald D. Watson
        ----------------------                  ----------------------
     Name: Frank J. Maresca                  Name:  Ronald D. Watson
     Title: Vice President and Treasurer     Title: President





                                 EXHIBIT A
                             AUTHORIZED PERSONS

          Set forth below are the names and specimen signatures of the persons authorized by the Fund to administer the Custody Account of the Fund.

                  NAME                             SIGNATURE

     -----------------------------      -------------------------------

     -----------------------------      -------------------------------

     -----------------------------      -------------------------------

     -----------------------------      -------------------------------





                                 EXHIBIT B

                            INVESTMENT ADVISERS

      -- Bear Stearns Fund Management Inc.





                                 EXHIBIT C

                    CUSTODY FEES AND TRANSACTION CHARGES

          All fees and charges set forth in this Exhibit C shall be calculated and paid in the manner provided in Article X above.

          DOMESTIC FEES. The Fund shall pay Custodian the following fees for assets maintained in the United States ("Domestic
     Assets") and charges for transactions in the United States, all such fees and charges to be payable monthly:

          (1) an annual fee of the greater of 0.01% (one basis point) per annum of the value of the Domestic Assets in the Custody
     Account or $6,000;

          (2) a transaction charge of $15 for each receive or deliver of book-entry securities into or from the Custody Account;

          (3) a transaction charge of $25 for each receive or deliver into or from the Custody Account of securities in physical form;

          (4) a charge of $10 for each "free" transfer of funds from the Custody Account; and

          (5) a service charge for each holding of securities or other assets sold by way of private placement or in such other manner as to require services by Custodian which in its reasonable judgment are materially in excess of those ordinarily required for the holding of publicly traded securities in the United States.

          INTERNATIONAL FEES. The Fund shall pay Custodian fees for assets maintained outside the United States ("Foreign Assets") and charges for transactions outside the United States (including, without limitation, charges for funds transfers and tax reclaims) in accordance with such schedule of fees and charges for each country in which Foreign Assets are held as Custodian shall from time to time provide to the Fund. Any asset-based fee shall be based upon the total market value of the applicable Foreign Assets as determined on the last Business Day of the month for which such fee is charged.





                                 EXHIBIT D

        APPROVED FOREIGN SUB-CUSTODIANS AND SECURITIES DEPOSITORIES

     Foreign Sub-custodian     Country(ies)     Securities Depositories
     ---------------------     ------------     -----------------------